Investor and Media Relations:	Alexandra Lynn Selene Oh
+1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results

for the Second Quarter and First Half of 2018

Company Reports EPS of $2.16; Economic EPS of $3.61

WEST PALM BEACH, FL, July 30, 2018 – Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the second quarter and six months ended June 30, 2018.

For the second quarter of 2018, diluted earnings per share were $2.16, compared to $2.22 for the same period of 2017, and Economic earnings per share (“Economic EPS”) were $3.61, compared to $3.33 for the same period of 2017. For the second quarter of 2018, Net income was $117.0 million, compared to $126.3 million for the same period of 2017. For the second quarter of 2018, Economic net income was $195.6 million, compared to $188.7 million for the same period of 2017. For the second quarter of 2018, Adjusted EBITDA was $246.2 million, compared to $254.8 million for the same period of 2017. For the second quarter of 2018, Revenue was $600.1 million, compared to $570.9 million for the same period of 2017. For the second quarter of 2018, Aggregate fees (an operating measure comprising the total asset- and performance-based fees of all Affiliates) were $1.3 billion, compared to $1.2 billion for the same period of 2017. (Economic EPS, Economic net income, and Adjusted EBITDA are defined in the attached tables, along with reconciliations to the most directly comparable GAAP measure.)

For the six months ended June 30, 2018, Net income was $270.0 million, compared to $248.8 million for the same period of 2017. For the six months ended June 30, 2018, Economic net income was $410.9 million, compared to $371.9 million for the same period of 2017. For the six months ended June 30, 2018, Adjusted EBITDA was $532.7 million, compared to $498.6 million for the same period of 2017. For the six months ended June 30, 2018, Revenue was $1.2 billion, compared to $1.1 billion for the same period of 2017. For the six months ended June 30, 2018, Aggregate fees were $2.9 billion, compared to $2.6 billion for the same period of 2017.

Net client cash flows for the second quarter of 2018 were $4.3 billion. AMG’s aggregate assets under management were approximately $824 billion at June 30, 2018.

Today, AMG announced a third-quarter cash dividend of $0.30 per common share, payable August 23, 2018 to stockholders of record as of the close of business on August 9, 2018. During the second quarter of 2018, the company repurchased approximately $150 million in stock, and during the six months ended June 30, 2018, a total of approximately $301 million.

“Against the backdrop of mixed global equity markets, AMG generated strong results for the second quarter, including organic growth from net client cash flows of $4.3 billion and Economic earnings per share of $3.61, an 8% increase over the second quarter of 2017,” stated Nathaniel Dalton, President and Chief Executive Officer of AMG. “Our results reflect the diversity and scale of our global business and the quality of our Affiliates’ distinctive return streams across a broad array of alpha-oriented areas.”

“During the quarter, our positive net flows were driven by continued strong demand for a wide range of alternative investments along with increased sales across an array of global equity strategies,” Mr. Dalton continued. “Looking ahead, we continue to benefit from substantial interest in highly differentiated strategies for the alpha portions of client portfolios. With industry-leading capabilities in many of the most attractive areas of active equities and alternatives, we are working closely with our Affiliates to bring the outstanding performance of focused specialist firms, supported by the scale, resources, and risk management of a global investment management franchise, to clients around the world.”

“Finally, with AMG’s unique competitive position and 25-year track record of successful partnerships, we are confident in our ability to continue to generate strong long-term earnings growth through accretive investments in outstanding new Affiliates, while also consistently returning capital to shareholders through our quarterly cash dividend and share repurchases,” concluded Mr. Dalton. “Given our significant and growing scale and our commitment to disciplined capital allocation, we are well-positioned to continue to generate meaningful shareholder value going forward.”

About AMG

AMG is a global asset management company with equity investments in leading boutique investment management firms. AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy. AMG’s strategy is to generate shareholder value through the growth of existing Affiliates, as well as through investments in new Affiliates and additional investments in existing Affiliates. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations. As of June 30, 2018, AMG’s aggregate assets under management were approximately $824 billion in more than 550 investment products across a broad range of active, return-oriented strategies. For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings and other risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. We have presented certain non-GAAP and operating performance measures in this press release, which are provided in addition to, but not as substitutes for, GAAP measures of performance. Additional information is provided in the attached tables.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.

A teleconference will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the teleconference should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) starting at 8:15 a.m. Eastern time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13681851. The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via AMG’s website at http://www.amg.com/InvestorRelations/.

Financial Tables Follow

AMG

Performance Measures

(in millions, except as noted and per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/17	6/30/18

Operating Performance Measures
Assets under management (at period end, in billions) (A)	$772.1	$824.2
Average assets under management (in billions) (A)	$764.4	$829.8
Aggregate fees (B)	$1,224.4	$1,284.0

Financial Performance Measures
Net income (controlling interest)	$126.3	$117.0
Average shares outstanding (diluted)	58.7	54.2
Earnings per share (diluted)	$2.22	$2.16

Supplemental Performance Measures
Adjusted EBITDA (controlling interest) (C)	$254.8	$246.2
Economic net income (controlling interest) (D)	$188.7	$195.6
Average shares outstanding (adjusted diluted) (E)	56.5	54.2
Economic earnings per share (E)	$3.33	$3.61

	Six Months	Six Months
	Ended	Ended
	6/30/17	6/30/18

Operating Performance Measures
Assets under management (at period end, in billions) (A)	$772.1	$824.2
Average assets under management (in billions) (A)	$754.5	$834.7
Aggregate fees (B)	$2,588.4	$2,932.7

Financial Performance Measures
Net income (controlling interest)	$248.8	$270.0
Average shares outstanding (diluted)	59.0	56.8
Earnings per share (diluted)	$4.35	$4.92

Supplemental Performance Measures
Adjusted EBITDA (controlling interest) (C)	$498.6	$532.7
Economic net income (controlling interest) (D)	$371.9	$410.9
Average shares outstanding (adjusted diluted) (E)	56.8	54.6
Economic earnings per share (E)	$6.55	$7.52

AMG

Assets Under Management by Strategy

(in billions)

Statement of Changes— Quarter to Date

	Alternatives	Global Equities	U.S. Equities	Multi-asset & Other	Total

Assets under management, March 31, 2018	$329.3	$286.9	$112.4	$102.3	$830.9
Client cash inflows and commitments	12.9	12.5	6.5	4.5	36.4
Client cash outflows	(10.3)	(10.6)	(6.9)	(4.3)	(32.1)

Net client cash flows	2.6	1.9	(0.4)	0.2	4.3

Market changes	(3.8)	(0.7)	4.2	1.2	0.9
Foreign exchange	(2.9)	(4.2)	(0.2)	(0.8)	(8.1)
Realizations and distributions (net)	(2.8)	—	—	—	(2.8)
Other (F)	(0.4)	(0.6)	—	—	(1.0)

Assets under management, June 30, 2018	$322.0	$283.3	$116.0	$102.9	$824.2

Statement of Changes— Year to Date

	Alternatives	Global Equities	U.S. Equities	Multi-asset & Other	Total

Assets under management, December 31, 2017	$324.0	$293.4	$116.1	$102.8	$836.3
Client cash inflows and commitments	27.5	23.9	9.5	9.0	69.9
Client cash outflows	(19.3)	(26.8)	(12.9)	(8.5)	(67.5)

Net client cash flows	8.2	(2.9)	(3.4)	0.5	2.4

Market changes	(6.5)	(2.6)	3.5	0.5	(5.1)
Foreign exchange	(1.0)	(2.9)	(0.2)	(0.9)	(5.0)
Realizations and distributions (net)	(3.5)	(0.1)	—	—	(3.6)
Other (F)	0.8	(1.6)	—	—	(0.8)

Assets under management, June 30, 2018	$322.0	$283.3	$116.0	$102.9	$824.2

AMG

Assets Under Management by Client Type

(in billions)

Statement of Changes— Quarter to Date

	Institutional	Retail	High Net Worth	Total

Assets under management, March 31, 2018	$481.0	$235.2	$114.7	$830.9
Client cash inflows and commitments	17.9	14.7	3.8	36.4
Client cash outflows	(12.6)	(15.2)	(4.3)	(32.1)

Net client cash flows	5.3	(0.5)	(0.5)	4.3

Market changes	(1.2)	0.2	1.9	0.9
Foreign exchange	(4.3)	(3.6)	(0.2)	(8.1)
Realizations and distributions (net)	(2.6)	—	(0.2)	(2.8)
Other (F)	(0.9)	(0.1)	—	(1.0)

Assets under management, June 30, 2018	$477.3	$231.2	$115.7	$824.2

Statement of Changes— Year to Date

	Institutional	Retail	High Net Worth	Total

Assets under management, December 31, 2017	$488.6	$232.7	$115.0	$836.3
Client cash inflows and commitments	29.4	31.8	8.7	69.9
Client cash outflows	(30.2)	(28.9)	(8.4)	(67.5)

Net client cash flows	(0.8)	2.9	0.3	2.4

Market changes	(3.9)	(2.4)	1.2	(5.1)
Foreign exchange	(2.7)	(1.9)	(0.4)	(5.0)
Realizations and distributions (net)	(3.2)	(0.1)	(0.3)	(3.6)
Other (F)	(0.7)	—	(0.1)	(0.8)

Assets under management, June 30, 2018	$477.3	$231.2	$115.7	$824.2

AMG

Reconciliations of Supplemental Performance Measures

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/17	6/30/18

Net income (controlling interest)	$126.3	$117.0
Intangible amortization and impairments (G)	40.9	74.4
Intangible-related deferred taxes (G)	19.1	4.7
Other economic items (H)	2.4	(0.5)

Economic net income (controlling interest) (D)	$188.7	$195.6

Average shares outstanding (adjusted diluted) (E)	56.5	54.2

Economic earnings per share (E)	$3.33	$3.61

Net income (controlling interest)	$126.3	$117.0
Interest expense	23.1	21.4
Income taxes	60.7	31.6
Intangible amortization and impairments	40.9	74.4
Other items (I)	3.8	1.8

Adjusted EBITDA (controlling interest) (C)	$254.8	$246.2

	Six Months	Six Months
	Ended	Ended
	6/30/17	6/30/18

Net income (controlling interest)	$248.8	$270.0
Intangible amortization and impairments (G)	79.4	122.1
Intangible-related deferred taxes (G)	38.9	17.9
Other economic items (H)	4.8	0.9

Economic net income (controlling interest) (D)	$371.9	$410.9

Average shares outstanding (adjusted diluted) (E)	56.8	54.6

Economic earnings per share (E)	$6.55	$7.52

Net income (controlling interest)	$248.8	$270.0
Interest expense	45.6	43.0
Income taxes	118.5	92.4
Intangible amortization and impairments	79.4	122.1
Other items (I)	6.3	5.2

Adjusted EBITDA (controlling interest) (C)	$498.6	$532.7

AMG

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018

Consolidated revenue	$570.9	$600.1	$1,115.2	$1,212.6

Consolidated expenses:
Compensation and related expenses	242.2	241.0	484.2	507.7
Selling, general and administrative	89.1	105.2	177.8	211.6
Intangible amortization and impairments	22.0	23.2	43.9	46.4
Interest expense	23.1	21.4	45.6	43.0
Depreciation and other amortization	4.9	5.7	10.1	11.2
Other expenses (net)	13.6	11.1	25.0	23.2

Total consolidated expenses	394.9	407.6	786.6	843.1

Equity method income (net) (G)	75.0	35.3	160.9	131.6

Investment and other income	15.9	11.5	30.7	25.7

Income before income taxes	266.9	239.3	520.2	526.8

Income tax expense (J)	62.5	34.1	122.2	97.5

Net income	204.4	205.2	398.0	429.3

Net income (non-controlling interests)	(78.1)	(88.2)	(149.2)	(159.3)

Net income (controlling interest)	$126.3	$117.0	$248.8	$270.0

Average shares outstanding (basic)	56.3	54.0	56.5	54.3
Average shares outstanding (diluted)	58.7	54.2	59.0	56.8

Earnings per share (basic)	$2.24	$2.17	$4.40	$4.97
Earnings per share (diluted)	$2.22	$2.16	$4.35	$4.92
Dividends per share	$0.20	$0.30	$0.40	$0.60

AMG

Consolidated Balance Sheets

(in millions)

	December 31,	June 30,
	2017	2018

Assets
Cash and cash equivalents	$439.5	$392.8
Receivables	433.8	485.9
Goodwill	2,662.5	2,648.6
Acquired client relationships (net)	1,449.7	1,393.3
Equity method investments in Affiliates (net)	3,304.7	3,134.0
Fixed assets (net)	111.0	109.2
Investments and other assets	300.9	326.7

Total assets	$8,702.1	$8,490.5

Liabilities and Equity
Payables and accrued liabilities	$807.2	$662.9
Senior debt	1,550.3	1,576.7
Convertible securities	304.4	305.9
Deferred income tax liability (net)	467.4	471.7
Other liabilities	182.4	162.4

Total liabilities	3,311.7	3,179.6

Redeemable non-controlling interests	811.9	953.5
Equity:
Common stock	0.6	0.6
Additional paid-in capital	808.6	679.7
Accumulated other comprehensive loss	(21.8)	(6.7)
Retained earnings	3,698.5	3,935.5

	4,485.9	4,609.1
Less: treasury stock, at cost	(663.7)	(969.8)

Total stockholders’ equity	3,822.2	3,639.3
Non-controlling interests	756.3	718.1

Total equity	4,578.5	4,357.4

Total liabilities and equity	$8,702.1	$8,490.5

AMG

Notes

(in millions)

(A)

Assets under management is presented on a current basis without regard to the timing of the inclusion of an Affiliate’s financial results in our Consolidated Financial Statements. Average assets under management provides a more meaningful relationship to our financial and operating results as it reflects both the particular billing patterns of Affiliate sponsored products and client accounts and corresponds with the timing of the inclusion of an Affiliate’s financial results in our Consolidated Financial Statements.

(B)

Aggregate fees consists of the total asset- and performance-based fees earned by all of our Affiliates and is an operating measure used by management to evaluate the operating performance and material trends across our entire business. Aggregate fees is provided in addition to, but not as a substitute for, our GAAP performance measures.

(C)

Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income taxes, depreciation, amortization, impairments and adjustments to our contingent payment arrangements. We believe that many investors use this measure when assessing the financial performance of companies in the investment management industry. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or other GAAP performance measures.

(D)

Under our Economic net income (controlling interest) definition, we add to Net income (controlling interest) our share of pre-tax intangible amortization and impairments (including the portion attributable to equity method investments in Affiliates), deferred taxes related to intangible assets, and other economic items which include non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses. We consider Economic net income (controlling interest) an important measure of our financial performance, as we believe it best represents our performance before our share of non-cash expenses relating to the acquisition of interests in Affiliates, and it is therefore employed as our principal performance measure. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or other GAAP performance measures.

We add back intangible amortization and impairments attributable to intangible assets (including goodwill) because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. The portion of deferred taxes attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations. We add back non-cash imputed interest and reductions or increases in contingent payment arrangements because it better reflects our contractual interest obligations. We add back non-cash expenses relating to certain transfers of equity between Affiliate partners when these transfers have no dilutive effect to shareholders.

(E)

Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation. This method does not take into account any increase or decrease in our cost of capital in an assumed conversion. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Earnings per share (diluted) or other GAAP performance measures.

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
Average shares outstanding (diluted)	58.7	54.2	59.0	56.8
Convertible securities shares	(2.2)	—	(2.2)	(2.2)

Average shares outstanding (adjusted diluted)	56.5	54.2	56.8	54.6

AMG

Notes (continued)

(in millions)

(F)	Other primarily includes the assets under management attributable to Affiliate product transitions and transfers of our interests in Affiliates.

(G)

For the three and six months ended June 30, 2018, we recorded a $33.3 expense associated with the impairment of one of our Affiliates accounted for under the equity method, which also reduced intangible-related deferred taxes by $8.3. This impairment, together with the impairment we reported in the three months ended December 31, 2017, reduced the carrying value of our investment in the Affiliate to zero.

(H)

For the three months ended June 30, 2017 and 2018, Other economic items are net of income tax expense of $0.8 and income tax benefit of $0.2, respectively. For the six months ended June 30, 2017 and 2018, Other economic items are net of income tax expense of $1.2 and $0.0, respectively.

(I)	Other items include depreciation and adjustments to contingent payment arrangements.

(J)	Our consolidated income tax provision includes taxes attributable to the controlling interest, and to a lesser extent, taxes attributable to non-controlling interests.

The following table summarizes our consolidated tax provision:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
Taxes attributable to controlling interest	$60.7	$31.6	$118.5	$92.4
Taxes attributable to non-controlling interests	1.8	2.5	3.7	5.1

Total income taxes	$62.5	$34.1	$122.2	$97.5

Income before taxes (controlling interests)	$187.0	$148.6	$367.3	$362.4

Effective tax rate (controlling interest)	32.5%	21.3%	32.3%	25.5%